                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT, dated as of ___________, 1996 by and between The O'Boisie Corporation, an Illinois corporation (the "Company"), and the person whose name appears on the signature page attached hereto (individually a "Holder" and collectively, with the holders of other securities issued in the Offering, the "Holders").

     WHEREAS, pursuant to a Subscription Agreement (the "Subscription Agreement"), the Holder has offered to purchase units of the Company's securities (the "Units") from the Holder;

     WHEREAS, in order to induce the Holders to enter into the Subscription Agreement and to purchase the Units, the Company and the Holders have agreed to enter into this Agreement;

     WHEREAS, it is intended by the Company and the Holders that this Agreement shall become effective immediately upon the acquisition by the Holders of the Units;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Company hereby agrees as follow:

A.   REGISTRATION RIGHTS

     1.   REGISTRATION RIGHTS

     (a) OPTION TO INCLUDE SECURITIES IN PENDING REGISTRATION STATEMENT. The Holders shall have the option to include all or any portion of the Units, including the common stock and warrants which comprise the Units (together, "the Securities") purchased by the Holder pursuant to the Subscription Agreement in the Company's proposed Registration Statement on Form S-1 or SB-2 (the "Proposed Registration Statement"). The Company agrees to use its best efforts to have the Proposed Registration Statement declared effective as soon as practicable. The Holders agree to execute and/or deliver such documents in connection with such registration as the Company may request. If all of the Holders' Securities are so registered, the Company obligations under Article 1 herein will be deemed satisfied in full. If the Managing Underwriters of the Offering to which the Proposed Registration Statement relates advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration (a) first, the securities that the Company proposes to sell, (b) second, the Securities requested to be included in such registration, pro rata among the Holders of such Securities on the basis of the number of shares which are owned by such Holders, and (c) third, other securities requested to be included in such registration.

     (b) "PIGGYBACK REGISTRATION". In the event the Holders do not elect to include the Securities in the Proposed Registration Statement and if the Company at any time proposes to register any of its securities under the Securities Act of 1933, as amended (the "1933 Act") (other than in connection with a merger or pursuant to Form S-4 or Form S-8 or other comparable form) and the registration form to be used may be used for the registration of any Securities (a "Piggyback

Registration"), the Company shall give prompt written notice to all Holders of its intention to effect such registration and of such Holders' rights under such proposed registration, upon the request of any Holder delivered to the Company within fifteen (15) days after giving of such notice (which request shall specify the Securities intended to be disposed of by such Holder and the intended method of disposition thereof), the Company shall include such Securities held by each such Holder requested to be included in such registration; provided, however, that:

          (i) If, at any time after giving such written notice of the Company's intention to register any of the Holder's Securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay the registration of such Securities, at its sole election, the Company may give written notice of such determination to each Holder and thereupon shall be relieved of its obligation to register any Securities issued or issuable in connection with such registration (but not from its obligation to pay registration expenses in connection therewith or to register the Securities in a subsequent registration); and in the case of a determination to delay a registration shall thereupon be permitted to delay registering any Securities for the same period as the delay in respect of securities being registered for the Company's own account.

          (ii) If a Piggyback Registration is an underwritten primary registration on behalf of the Company and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include such registration (a) first, the securities that the Company proposes to sell, (b) second, the Securities requested to be included in such registration, pro rata among the Holders of such Securities on the basis of the number of shares which are owned by such Holders, and (c) third, other securities requested to be included in such registration.

          (iii) If a Piggyback Registration is an underwritten secondary registration on behalf of Holders of the Company's securities and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration (a) first, the securities requested to be included therein by the Holders requesting such registration and the Securities requested to be included in such registration, pro rata among the Holders of such securities on the basis of the number of shares which are owned by such Holders, and (b) second, other securities requested to be included in such registration.

     (c) COOPERATION WITH COMPANY. The Holders will cooperate with the Company in all respects in connection with this Agreement, including timely supplying all information reasonably requested in connection with the registration and sale of the Securities.

     2.   HOLDBACK AGREEMENTS.

     (a) HOLDERS' AGREEMENTS. Each holder of Securities agrees not to effect any public sale or distribution of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 60 day period beginning on the effective date of any underwritten Piggyback Registration in which Securities are included (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

     (b) COMPANY'S AGREEMENTS. The Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 60 day period beginning on the effective date of any underwritten Piggyback registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree, and (ii) to cause each holder of at least 1% (on a fully diluted basis) of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution of any such securities during such period (except as part of such underwritten registration, or otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

     3. REGISTRATION PROCEDURES. If and whenever the Company is required by any of the provisions of this Agreement to use its best efforts to effect the registration of any of the Securities under the 1933 Act, the Company shall (except as otherwise provided in this Agreement), as expeditiously as possible:

     (a) prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement and shall use its best efforts to cause such registration statement to become effective and remain effective until all the Securities are sold or become capable of being publicly sold without registration under the 1933 Act;

     (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the 1933 Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the Holder or Holders of such securities shall desire to sell or otherwise dispose of the same (including prospectus supplements with respect to the sales of securities or the exercise of the Securities from time to time in connection with a registration statement pursuant to Rule 415 of the Commission);

     (c) notify each Holder of Securities covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the 1933 Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

     (d) take such other actions as shall be reasonably requested by any Holder to facilitate the registration and sale of the Securities; provided, however, that the Company shall not be obligated to take any actions not specifically required elsewhere herein which in the aggregate would cost in excess of $5,000.

     4. EXPENSES. All expenses incurred in any registration of the Holders' Securities under this Agreement shall be paid by the Company, including, without limitation, printing expenses, fees and disbursements of counsel for the Company, expenses of any audits to which the Company shall agree or which shall be necessary to comply with governmental requirements in connection with any such registration, all registration and filing fees for the Holders' Securities under federal and state securities laws; provided, however, the Company shall not be liable for (a) any discounts or commissions to any underwriter or broker/dealer; (b) any stock transfer taxes incurred with respect to Securities sold in the Offering; or (b) the fees and expenses of counsel for any Holder, provided that the Company will pay the costs and expenses of Company counsel when the Company's counsel is representing any or all selling security holders.

     5. INDEMNIFICATION. In the event any Securities are included in a registration statement pursuant to this Agreement:

     (a) COMPANY INDEMNITY. Without limitation of any other indemnity provided to any Holder, either in connection with the Offering or otherwise, to the extent permitted by law, the Company shall indemnify and hold harmless each Holder, the affiliates, officers, directors and partners of each Holder, any underwriter (as defined in the 1933 Act) for such Holder, and each person, if any, who controls such Holder or underwriter (within the meaning of the 1933 Act or the Securities Exchange Act of 1934 (the "Exchange Act"), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the 1933 Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respective thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statements including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) any violation or alleged violation by the Company of the 1933 Act, the Exchange Act, or (iv) any state securities law or any rule or regulation promulgated under the 1933 Act, the Exchange Act or any state securities law, and the Company shall reimburse each such Holder, affiliate, officer or director or partner, underwriter or controlling person for any legal or other expenses incurred by them in connection with investigation or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to any Holder in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder or any other officer, director or controlling person thereof.

     (b) HOLDER INDEMNITY. To the extent permitted by law, each Holder shall indemnify and hold harmless the Company, its affiliates, its counsel, officers, directors, shareholders and representatives, any underwriter (as defined in the 1933 Act), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the 1933 Act, the Exchange Act or any state securities law, and the Company shall reimburse each such Holder, affiliate, officer or director or partner, underwriter or controlling person for any legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any statements or information provided by such Holder to the Company in connection with the offer or sale of Securities.

     (c) NOTICE; RIGHT TO DEFEND. Promptly after receipt by an indemnified party under this Section 4, of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 4, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party agrees that it will be responsible for any costs, expenses, judgments, damages and losses incurred by the indemnified party with respect to such claim, jointly with any other indemnifying party similarly noticed, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if the indemnified party reasonably believes that representation of the indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Agreement only if and to the extent that such failure is prejudicial to its ability to defend such action, and the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Agreement.

     (d) CONTRIBUTION. If the indemnification provided for in this Agreement is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relevant fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Holder shall be obligated to contribute pursuant to the Agreement shall be limited to an amount equal to the proceeds to such Holder of the Securities sold pursuant to the Agreement shall be limited to an amount equal to the proceeds to such Holder of the Securities sold pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Holder has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such Securities).

     (e) SURVIVAL OF INDEMNITY. The indemnification provided by this Agreement shall be a continuing right to indemnification and shall survive the registration and sale of any Registrable securities by any person entitled to indemnification hereunder and the expiration or termination of this Agreement.

     6. ASSIGNMENT OF REGISTRATION RIGHTS. The rights of the Holders under this Agreement, including the rights to cause the Company to register Securities may not be assigned without the written prior consent of the Company.

     7.   REMEDIES.

     (a) TIME IS OF ESSENCE. The Company agrees that time is of the essence for each of the covenants contained herein and that, in the event of a dispute hereunder, this Agreement is to be interpreted and construed in a manner that will enable the Holders to sell their Securities as quickly as possible after such Holders have indicated to the Company that they desire their Securities to be registered. Any delay on the part of the Company not expressly permitted under this Agreement, whether material or not, shall be deemed a material breach of this Agreement.

     (b) REMEDIES UPON DEFAULT OR DELAY. The Company acknowledges that the breach of any part of this Agreement may cause irreparable harm to a Holder and that monetary damages alone may be inadequate. The Company therefore agrees that the Holder shall be entitled to injunctive relief or such other applicable remedy as a court of competent jurisdiction may provide. Nothing contained herein will be construed to limit a Holder's right to any remedies at law, including recovery of damages for breach of any part of this Agreement.

     8.   NOTICES.

     (a) All communications under this Agreement shall be in writing and shall be mailed by first class mail, postage prepaid, or telegraphed or telexed with confirmation of receipt or delivered by hand or by overnight delivery service,

          (i)  If to the Company, at:

               The O'Boisie Corporation
               4800 South Central Avenue
               Chicago, Illinois 60638

               Copy to:

               Katten Muchin & Zavis
               525 West Monroe Street, Suite 1600
               Chicago, Illinois 60661
               Attn:  Russell Pallesen, Esq.

or at such other address as it may have furnished in writing to the Holders of Securities at the time outstanding, or

          (ii) if to any Holder of any Securities, to the address of such Holder as it appears in the stock or warrant ledger of the Company.

     (b) Any notice so addressed, when mailed by registered or certified mail shall be deemed to be given three days after so mailed, when telegraphed or telexed shall be deemed to be given when transmitted, or when delivered by hand or overnight shall be deemed to be given when delivered.

     9. SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and each of the Holders.

     10. AMENDMENT AND WAIVER. This Agreement may be amended, and the observance of any term of this Agreement may be waived, but only with the written consent of the Company and the Holders of securities representing a majority of the Securities; provided, however, that no such amendment or waiver shall take away any registration right of any Holder of Securities or reduce the amount of reimbursable costs to any Holder of Securities in connection with any registration hereunder without the consent of such Holder; further provided, however, that without the consent of any other Holder of Securities, any Holder may from time to time enter into one or more agreements amending, modifying or waiving the provisions of this Agreement if such action does not adversely affect the rights or interest of any other Holder of Securities. No delay on the part of any party in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any party of any right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

     11. COUNTERPARTS. One or more counterparts of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

     12. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the internal laws of the State of New York, without giving effect to conflicts of law principles.

     13. INVALIDITY OF PROVISIONS. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity and enforceability of the remaining provisions contained herein shall not be affected thereby.

     14. HEADINGS. The headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the ___ day of __________, 1996.


                              -------------------------------------------------
                              Signature of Holder


THE O'BOISIE CORPORATION

                              -------------------------------------------------
                              Print Name of Holder

                              -------------------------------------------------

                              -------------------------------------------------
                              Print Address of Holder